EXHIBIT 99.2
OLIE INC.

WHISTLE-BLOWER POLICY

General

OLIE Inc. (the “ Company ”) strives to maintain financial records and prepare financial statements and reports which comply with all applicable accounting principles and laws. In addition, the Company requires employees, officers and directors of the Company to observe high standards of business and personal ethics in the conduct of their duties and responsibilities. To that end, employees, officers and directors of the Company must practice honesty and integrity in fulfilling their responsibilities and comply with all applicable laws and regulations. Unlawful activity of any kind is prohibited.

Purpose

The goal of this Whistle-Blower Policy (the “ Policy ”) is to discourage illegal activity and business conduct that damages the Company’s good name, business interests, and relationship with security holders, stakeholders and the community at large. This Policy provides an avenue for employees to raise concerns regarding improper conduct and questionable accounting, internal accounting controls or auditing matters and provides reassurance that they will be protected from reprisals or victimization for ‘whistle-blowing’ in good faith.

Reporting Responsibility

It is the responsibility of all employees, officers and directors of the Company to report any suspected illegal or improper activities and any concerns regarding accounting, financial statement disclosure, internal accounting or disclosure controls or auditing matters (a “ Complaint ”) in accordance with this Policy.

No Retaliation against ‘Whistle-Blowers’

No employee, officer or director of the Company making a Complaint in good faith shall suffer harassment, retaliation or adverse employment consequences. An employee that retaliates against someone who has made a Complaint in good faith is subject to discipline up to and including termination of employment.

Reporting Violations

This Policy is intended to encourage and enable employees, officers and directors to raise serious concerns within the Company rather than seeking resolution outside the Company. The Company has an ‘open door’ policy and encourages employees to share their questions, concerns, suggestions or complaints with someone who can address them properly.

For suspected accounting, financial statement disclosure, internal accounting or disclosure controls or auditing matters, including fraud or securities law violations, individuals should directly file a Complaint with the Chairman of the Company’s Audit Committee. A sample Complaint Form is attached hereto as Exhibit A. Completed forms should be sent to the Chairman of the Audit Committee in a sealed envelope marked “ To be opened only by the Audit Committee ”. The Audit Committee will retain all Complaint Forms for no less than seven years.

Chairman of the Company’s Audit Committee

The Chairman of the Company’s Audit Committee is responsible for investigating all reported Complaints.

Resolution of Complaints

The Audit Committee shall address all reported Complaints. The Chairman of the Company’s Audit Committee shall immediately notify the Audit Committee of any Complaint and work with the Audit Committee until the matter is resolved.

Investigations into Complaints will be conducted as quickly as possible, taking into account the nature and complexity of the Complaint and the issues raised therein.

Acting in Good Faith

Anyone filing a Complaint must be acting in good faith and have reasonable grounds for believing the information disclosed indicates illegal or improper activity or constitutes a questionable accounting or auditing matter. Any allegations that prove not to be substantiated and which prove to have been made maliciously or knowingly to be false will be viewed as a serious disciplinary offence.

Confidentiality

Complaints may be submitted on a confidential basis by the complainant or may be submitted anonymously. Complaints will be kept confidential to the extent possible, consistent with the need to conduct an adequate investigation.

The Audit Committee will treat all Complaints as confidential and privileged to the fullest extent permitted by law. The Audit Committee will exercise particular care to keep confidential the identity of any person making a Complaint under this procedure until a formal investigation is launched. Thereafter, the identity of the person making the Complaint may be kept confidential, if requested, unless:

(i) such confidentiality is incompatible with a fair investigation;

(ii) there is an overriding reason for identifying or otherwise disclosing the identity of the person; or

(iii) such disclosure is required by law.

In such an instance, the person making the Complaint will be so informed in advance of them being identified in connection with the Complaint. Where disciplinary proceedings are invoked against any individual following a Complaint, the Company will normally require the name of the person making the Complaint to be disclosed to the person subject to such proceedings.

The Company encourages individuals to put their name to any Complaint they make, but any person may also make anonymous Complaints. In responding to an anonymous Compliant, the Company will pay due regard to fairness to any individual named in the Complaint, the seriousness of the issue raised, the credibility of the information or allegations in the Complaint and the prospects of an effective investigation and discovery of evidence.

This Policy encourages employees to put their names to allegations because appropriate follow-up questions and investigation may not be possible unless the source of the information is identified. Reported violations or suspected violations expressed anonymously will be investigated, but consideration will be given to the following factors:

(i) the seriousness of the issue;

(ii) the creditability of the concern; and

(iii) the likelihood of confirming the allegation from a reliable source.

Effective Date

This Policy is in effect as of January 15, 2014.

The Board of Directors reserves the right to modify or amend this Policy at any time as it may deem necessary.

EXHIBIT A

COMPLAINT FORM

Case Number: _______________________
Name: __________________________
Tel: _______________________________
E-mail:__________________________
Department: _________________________
Supervisor: _______________________

Type of Violation: € Legal   € Accounting/Auditing   € Breach of a Company Policy   € Retaliation

Date Caller became aware of potential violation: _______________________________________

Violation is:   €  Ongoing   €  Completed   €  Unclear whether ongoing or completed

Department suspected of violation:  _________________________________________________

Individual(s) suspected of violation: _________________________________________________

Describe all of the relevant facts of the violation:
______________________________________________________________________________________________________________________________________________________________
______________________________________________________________________________________________________________________________________________________________
______________________________________________________________________________________________________________________________________________________________

How did Caller become aware of the violation?
______________________________________________________________________________________________________________________________________________________________
______________________________________________________________________________________________________________________________________________________________
______________________________________________________________________________________________________________________________________________________________

Steps taken by Caller prior to contact:
______________________________________________________________________________________________________________________________________________________________
______________________________________________________________________________________________________________________________________________________________
______________________________________________________________________________________________________________________________________________________________

Who, if anyone, may be harmed or affected by the violation?
______________________________________________________________________________________________________________________________________________________________

If violation is legal, estimate amount of loss to the Company as a result of violation:

Actual:  _________________________ Potential: ___________________________

If the violation relates to accounting/auditing matter, estimate the amount of the misreporting and indicate the affected category (or categories) of misreporting:
Amount _________________________
Category:
€ Assets
€  Liabilities
€ Expenses
€ Revenues
€ Valuation
€ Equity
Provide any suggestions for remedying the violation:
______________________________________________________________________________________________________________________________________________________________

Do you wish to be contacted by the investigation officers regarding the status of the investigation?   € Yes         € No